UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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CONMED CORPORATION
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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 23, 2013 at 3:30 p.m. (New York time), for the following purposes:

(1)	To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)	To hold an advisory vote on executive compensation; and

(4)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on April 3, 2013, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,
/s/ Heather L. Cohen
Heather L. Cohen Secretary

April 10, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2013

The Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2012 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at http://www.cfpproxy.com/2982.

CONMED CORPORATION

525 French Road

Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 23, 2013

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 23, 2013, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof (“the Annual Meeting”). The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 10, 2013, to all shareholders of record on April 3, 2013. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Joseph J. Corasanti and Daniel S. Jonas, who are, respectively, the President and Chief Executive Officer, and the Executive Vice President, Legal Affairs & General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2013 Annual Meeting will be tabulated by a representative of the Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 27,856,208 shares of Common Stock outstanding on April 3, 2013 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting, although such votes may matter for purposes of the Company’s majority voting provisions discussed below in the section describing Proposal One: Election of Directors on page 2. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposal (2) requires the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders. Proposal (3) requires the favorable vote of a majority of the votes cast at the meeting required for approval, on an advisory basis.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2) and (3) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposal (2) is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting. Proposals (1) and (3) are considered “non-discretionary” and brokers who received no instructions from their clients do not have discretion to vote on these items. The broker non-votes will be treated in the same manner as votes present.

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As of April 3, 2013, the closing price of a share of Common Stock on the NASDAQ Stock Market was $33.62.

PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

There are two proposals expected to be submitted for shareholder approval at the Annual Meeting and one proposal of an advisory nature. The first proposal concerns the election of directors. The second proposal concerns ratifying the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm. The third proposal concerns the advisory vote on executive compensation. These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company, subject to the majority voting standard adopted by the Board of Directors and reflected in the Corporate Governance Principles, as described below. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights subject to the majority voting standard adopted by the Board of Directors and reflected in the Corporate Governance Principles, as described below.

Notwithstanding the plurality voting standard for election of directors, under Section IV of our Corporate Governance Principles, in an uncontested election, a director nominee who does not receive the vote of at least the majority of the votes cast with respect to such director’s election or re-election is expected to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will recommend to the Board whether to accept or to reject the tendered resignation within 90 days after the certification of the election results. The Board will act on the resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and will publicly disclose the decision and the rationale behind it. If the Board does not accept the director nominee’s resignation, the director will continue to serve until his or her successor is duly elected, or any earlier resignation, removal or separation. If the Board accepts the director nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to our Certificate of Incorporation, by-laws and applicable corporate law.

The Board of Directors presently consists of seven directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

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The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2013 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company
Eugene R. Corasanti	82	1970	Chairman of the Board of Directors and Vice Chairman of the Company.
Joseph J. Corasanti	49	1994	President and Chief Executive Officer of the Company; Director of the Company; Director of II-VI, Inc. (NASDAQ: IIVI).
Bruce F. Daniels	78	1992	Executive, retired; former Controller of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is an audit committee financial expert.
Jo Ann Golden	65	2003	Retired partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company; Director of the Bank of Utica. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is an audit committee financial expert.
Stephen M. Mandia	48	2002	President of Mandia International Trading Corp., Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp. and now a subsidiary of Sovena Group and Chairman of the Board of Eva Gourmet; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.
Stuart J. Schwartz	76	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.
Mark E. Tryniski	52	2007	President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU); former partner of PricewaterhouseCoopers LLP; Director of the Company and Lead Independent Director; Director of the Independent Bankers Association of New York State. As noted below, the Board of Directors has determined that Mr. Tryniski is independent, and is an audit committee financial expert.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers, Other Company Officers and Nominees for the Board of Directors.

The Board of Directors unanimously recommends a vote for this proposal.

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PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Company has been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as our independent registered public accounting firm for 2013, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for 2013.

The Board of Directors unanimously recommends a vote for this proposal.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, the Board requests your advisory vote on executive compensation.

The Compensation Discussion and Analysis (“CD&A”) beginning on page 14 describes the Company’s compensation philosophy and pay practices relative to the Named Executive Officers (“NEOs”). As described in the CD&A, compensation paid to the NEOs is heavily influenced by the Company’s financial performance, balancing the incentives to drive short-term and long-term goals. Further, the Compensation Committee and the Board of Directors believe the Company’s compensation policies, procedures and philosophy serve to attract, retain, and motivate the NEOs to achieve value for our shareholders.

The Board encourages shareholders to read the CD&A for a more complete description of the Company’s executive compensation policies and practices, as well as the Summary Compensation Table and other related compensation tables and narratives. The Compensation Committee and the Board of Directors believe the Company’s policies and procedures are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Accordingly, we are asking shareholders to approve the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review the voting results when evaluating our executive compensation programs.

The Board of Directors unanimously recommends a vote FOR this advisory resolution.

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OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2014 Annual Meeting, which currently is expected to be scheduled on or about May 22, 2014, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Company so that it is received by the Company at its principal executive offices on or before December 23, 2013. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2014 Annual Meeting or to propose nominees for election as directors at the 2014 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 21, 2014 and March 23, 2014.

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CORPORATE GOVERNANCE MATTERS

DIRECTORS, EXECUTIVE OFFICERS, OTHER COMPANY OFFICERS AND

NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 82) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. E. Corasanti also served as the Company’s Chief Executive Officer from its founding through December 31, 2006 and continues to serve as Vice Chairman. Prior to the founding of the Company, Mr. E. Corasanti was an independent public accountant. Mr. E. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti’s son, Joseph J. Corasanti, is Chief Executive Officer and President and a Director of the Company.

Mr. E. Corasanti’s qualifications for election to CONMED’s Board include being the founder of the Company. His accomplishments, financial acumen, knowledge of the industry and markets, and appetite for risk are particularly relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete. While Mr. E. Corasanti’s view of the business may not represent a different approach from current management, his distance from the details of the daily management offers a viewpoint distinct from that provided by management.

JOSEPH J. CORASANTI (age 49) has served as President and Chief Executive Officer (“CEO”) since January 1, 2007, having served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. J. Corasanti is also a member of the Board of Directors of II-VI, Inc. (NASDAQ: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. J. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time, he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. J. Corasanti is admitted to the State Bar of New York and California. Mr. J. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman of the Board and Vice Chairman of the Company.

Mr. J. Corasanti’s qualifications for election to CONMED’s Board include his accomplishments as the Chief Executive Officer of the Company in growing the Company over the past several years. His oversight and management of the executive officers are most relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete.

BRUCE F. DANIELS (age 78) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Daniels’ qualifications for election to CONMED’s Board include his experience as a Controller of Chicago Pneumatic for several years, along with this service as a director and chair of the Audit Committee for the past eighteen years. Mr. Daniels’ experience and background with Chicago Pneumatic brings a different perspective to the Board than that offered by other directors whose experience has been in other industries.

JO ANN GOLDEN (age 65) has served as a Director of the Company since May 2003. Ms. Golden is a certified public accountant and through her retirement in July 2012 was the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is also a member of the Board of Directors of the Bank of Utica, serving in this role since December 2009, and as Chair of the Audit & Examining Committee since 2010. Ms. Golden is a past President of the New York State Society of Certified Public Accountants (“the State Society”), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden was a president of the New York State Society’s Foundation for Accounting Education. Ms. Golden served as a member of the governing Council of the American Institute of Certified Public Accountants (“AICPA”), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

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Ms. Golden’s qualifications for election to CONMED’s Board include her financial and accounting expertise, acquired through her experience as the managing partner of Dermody, Burke and Brown, CPAs as well as her vast service to the State Society. Ms. Golden’s experience and background with a professional accounting firm bring a different perspective to the Board than that offered by other directors.

STEPHEN M. MANDIA (age 48) has served as a Director of the Company since July 2002. Mr. Mandia is the President of Mandia International Trading Corp. He has served as Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp., and now a subsidiary of Sovena Group since January 1, 2010 and currently serves as the Chairman of the Board of Eva Gourmet. He previously served as Chief Executive Officer of Sovena USA from 1991 to December 31, 2009. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Mandia’s qualifications for election to CONMED’s Board include his experience as the founder and Chief Executive Officer of a privately-held company which he grew into the largest importer of olive oil in the United States. Likewise, his exposure to and familiarity with conducting business in multiple countries and cultures outside the United States, as well as his experience with managing employees and growth, offers insights and perspectives that are unique on the Board.

STUART J. SCHWARTZ (age 76) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse, NY. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

Dr. Schwartz’s qualifications for election to CONMED’s Board include his extensive education and experience as a surgeon. This experience has provided unique insights for the Board’s evaluation of technologies and acquisitions, as well as marketing strategies, from the perspective of the ultimate consumer of many, if not all, of the Company’s products.

MARK E. TRYNISKI (age 52) has served as a Director of the Company since May 2007 and Lead Independent Director since May 2009. He is the President and Chief Executive Officer of Community Bank System, Inc. (NYSE:CBU), where he served as Executive Vice President and Chief Operating Officer from February 2004 through August 2006. From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer. Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP. Mr. Tryniski also serves on the Board of Directors of the Independent Bankers Association of New York State. Mr. Tryniski holds a B.S. degree from the State University of New York at Oswego. The Board of Directors has determined that Mr. Tryniski is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Tryniski’s qualifications for election to CONMED’s Board include his extensive experience as an active Chief Executive Officer of a public financial institution as well as his financial and accounting expertise acquired through his experience as an audit partner with PricewaterhouseCoopers LLP. His exposure to, and familiarity with banking and financial matters offers a number of contacts and level of familiarity with financial matters that is unique on the Board. Further, his experience responding to investor questions makes him well-suited to serve in the role as Lead Independent Director.

The Board of Directors has determined that Messrs. Daniels, Mandia and Tryniski, and Ms. Golden and Dr. Schwartz, have no material relationship with the Company and are independent under the standards of the NASDAQ Stock Market.

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The independent directors meet in executive session after at least two Board meetings each year. Mr. Tryniski is the Lead Independent Director.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which is terminable at will, as further described below. Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2014. The Company’s other officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers

WILLIAM W. ABRAHAM (age 81) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November 1989, he was named Executive Vice President serving in a number of senior management roles including business development. In March 2013, Mr. Abraham’s title was changed to Executive Vice President, Business Development. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

HEATHER L. COHEN (age 40) joined the Company in October 2001 as Associate Counsel, has served as Deputy General Counsel since March 2002 and as the Company’s Secretary since March 2008. In June 2008, Ms. Cohen was also named the Vice President of Corporate Human Resources. In March 2013, Ms. Cohen’s title was changed to Executive Vice President, Human Resources, Deputy General Counsel and Secretary. Prior to joining the Company, Ms. Cohen was an Associate Attorney with the law firm Getnick Livingston Atkinson Gigliotti & Priore, LLP from 1998 to 2001. Ms. Cohen holds a B.A. in Political Science and Education from Colgate University and a J.D. from Emory University.

JOSEPH G. DARLING (age 55) joined the Company in May 2008 as a member of the executive team and in July 2011 was named Vice President - Corporate Commercial Operations with responsibility for corporate sales, marketing and research activities. In March 2013, Mr. Darling’s title was changed to Executive Vice President, Commercial Operations. Prior to joining the Company, Mr. Darling served in a number of management roles at Smith & Nephew, Inc. from October 2005 through April 2008 where he most recently was Senior Vice President & General Manager and a member of the executive leadership team for the sports medicine business unit within the Endoscopy division. Prior to Smith & Nephew, Mr. Darling served Baxter International, Inc. in a number of increasingly senior positions from May 1999 to October 2005. Additionally, Mr. Darling held a variety of senior sales and marketing positions with Abbott Laboratories Pharmaceutical Products Division and Wyeth-Ayerst Laboratories from 1983 to 1999. Mr. Darling holds a B.A. degree in Political Science from Syracuse University Maxwell School of Citizenship.

DANIEL S. JONAS (age 49) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In March 2013, Mr. Jonas’ title was changed to Executive Vice President, Legal Affairs & General Counsel. Mr. Jonas is also the Chairman of MedTech Association, Inc.. Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

GREGORY R. JONES (age 58) joined the Company in June 2008 as Vice President, Regulatory Affairs & Quality Assurance and became Vice President of Corporate Quality Assurance/Regulatory Affairs in February 2009. In March 2013, Mr. Jones’ title was changed to Executive Vice President, Quality Assurance/Regulatory Affairs. Prior to joining CONMED, Mr. Jones was Senior Vice President, Regulatory Affairs & Quality Assurance and a member of the Executive Management team with Power Medical Interventions (“PMI”) from November 2003 to May 2008. Prior to joining PMI, Mr. Jones spent 14 years from 1989 to 2003 in increasingly senior RA/QA management positions at Ethicon, a Johnson & Johnson Company, ultimately serving as the Worldwide Director, Regulatory Affairs & Quality Assurance for Ethicon’s GYNECARE division from 2001 to 2003. Mr. Jones holds a B.A. degree in Sociology from Geneva College.

LUKE A. POMILIO (age 48) joined the Company as Controller in September 1995. Subsequently, Mr. Pomilio assumed additional responsibility for certain corporate functions including worldwide operations and select administrative functions. In May 2009, Mr. Pomilio was promoted to Vice President, Controller and Corporate General Manager. In March 2013, Mr. Pomilio’s title was changed to Executive Vice President, Controller and Corporate General Manager. Prior to his employment with the Company, Mr. Pomilio was employed as a manager with Price Waterhouse LLP. Mr. Pomilio is a certified public accountant and graduated with a B.S. degree in Accounting from Clarkson University.

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ROBERT D. SHALLISH, Jr. (age 64) joined the Company as Chief Financial Officer (“CFO”) and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. In March 2013, Mr. Shallish’s title was changed to Executive Vice President, Finance & Chief Financial Officer. Prior to this, he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP from 1972 through 1984 where he most recently served as a senior manager. Mr. Shallish is a certified public accountant and graduated with an A.B. degree in Economics from Hamilton College. He holds a Master’s degree in Accounting from Syracuse University.

Other Company Officers

TERENCE M. BERGE (age 43) joined the Company in June 1998 as Assistant Corporate Controller and has served as the Company’s Treasurer since March 2008. In March 2013, Mr. Berge’s title was changed to Corporate Vice President, Treasurer and Assistant Controller. Prior to joining the Company, Mr. Berge was employed by Price Waterhouse LLP from 1991 through 1998 where he served most recently as an audit manager. Mr. Berge is a certified public accountant and holds a B.S. degree in Accounting from the State University of New York at Oswego.

MARK SNYDER (age 60) joined the Company as Group Director, Manufacturing in January 1986. He was named Vice President of Manufacturing Operations in September 1992 and Vice President, Global Operations & Supply Chain in June 2010. In March 2013, Mr. Snyder’s title was changed to Executive Vice President, Manufacturing Operations & Supply Chain. Prior to joining the company, he was employed by Price Waterhouse LLP since 1984 in the Management Consulting Services group where he was Manager of Manufacturing Services. In 1980 he joined the Management Information Systems group with National Supply Company and served as a Systems Project Leader. Mr. Snyder graduated with a B.A. degree in Philosophy from Temple University, and holds an M.B.A. from the University of Houston.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES, LEADERSHIP STRUCTURE AND RISK
OVERSIGHT

During 2012, the full Board of Directors met seven times in person or by telephone conference. Each director attended 100% of the total 2012 full board meetings.

The Board of Directors has a leadership structure with a Chairman, whose role is to set an agenda for meetings and to preside at the meetings of the full Board of Directors. The Board has also decided, for the time being, to spread the work of positions as chairs of the three (3) Board committees. The role of the Lead Independent Director is to preside at meetings of the independent directors, and to be a spokesperson for the independent directors both to the Chairman and to the CEO, and, as appropriate, to shareholders and other stakeholders. The Board has opted to separate the roles of the Chairman and the CEO at this time, although the Board has not concluded that this is a fixed requirement, and the Board will reconsider this aspect of its leadership structure in the future when the Chairman decides to step down from his position.

The role of the Board of Directors with respect to oversight of risk is to review at least annually a risk management matrix maintained by management, with the CEO to inform the Board of any changes to the matrix during the course of the year, or to alert the Board to any significant risks or any risks requiring changes to the matrix during the course of the year as they arise.

Board Committees:

The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Current members of the individual committees are named below:

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Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce F. Daniels, Chairman	Stuart J. Schwartz, Chairman	Stephen M. Mandia, Chairman
Jo Ann Golden	Bruce F. Daniels	Stuart J. Schwartz
Mark E. Tryniski	Stephen M. Mandia	Mark E. Tryniski

The Audit Committee consists of three independent directors. As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside independent registered public accounting firm to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent registered public accounting firm; (e) pre-approving all services permitted by law to be performed by the independent registered public accounting firm; (f) approving all related-party transactions above $5,000; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met eight times during 2012. All members of the Audit Committee attended every meeting. The current Audit Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”. The charter is also available in print to any shareholder who requests it.

The Compensation Committee consists of three independent directors. As set forth in its charter, the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met five times during 2012. All members of the Compensation Committee attended every meeting. The Compensation Committee, and the full Board of Directors, has determined the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company because the value of senior management’s short-term incentives are balanced by the value of longer-term incentives. Employees below the senior management level are provided annual incentives that are lower in relation to salary and therefore do not have an incentive that results in risk to the Company as a result of compensation practices or structure. The current Compensation Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”. The charter is also available in print to any shareholder who requests it.

The Corporate Governance and Nominating Committee consists of three independent directors. As stated in its charter, the Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting. With respect to diversity, the Corporate Governance and Nominating Committee, as well as the full Board, believes that diversity should be considered with respect to experience in managing companies both public and private, in financial matters, in experience with United States and international business, and in the medical field. The Corporate Governance and Nominating Committee met four times during 2012. All members of the Corporate Governance and Nominating Committee attended every meeting. The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”. The charter is also available in print to any shareholder who requests it.

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AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by the applicable listing standards of the NASDAQ Stock Market and the rules under the Securities and Exchange Act in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company, and has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past four years. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Tryniski and Ms. Golden qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended by the Board of Directors on February 26, 2013. A copy of the amended charter is available on the Company’s web site.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent registered public accounting firm is responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended charter.

In this context, the Audit Committee has met eight times during 2012 and held numerous discussions with management and with the independent registered public accounting firm, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards Nos. 61 (as amended, as adopted by the PCAOB in Rule 3200T), 89 and 90 (Communication with Audit Committees).

CONMED’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB (Rule 3526, Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the independent registered public accounting firm their independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent registered public accounting firm is compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Bruce F. Daniels (Chair)        Jo Ann Golden        Mark E. Tryniski

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CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the NASDAQ Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 28, 2011. A copy of the amended and restated charter is available on the Company’s web site in the corporate governance tab of the investor relations section.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. The Corporate Governance and Nominating Committee has in the past year retained the services of a third party to assist in the process of identifying, screening and evaluating candidates. At this stage, the consultant is assisting in identifying and screening candidates, with the Committee expecting to interview candidates before deciding to recommend a candidate for consideration to the full Board of Directors. The Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered, although currently the focus of the search is to seek a director with medical device or health care industry experience. The Corporate Governance and Nominating Committee, however, has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In this regard, the Corporate Governance and Nominating Committee also looks for the skills and expertise required to satisfy the listing requirements of the exchange on which CONMED’s stock is traded.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2014 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Stephen M. Mandia (Chair)	Stuart J. Schwartz
Mark E. Tryniski

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. As set forth in the Company’s Corporate Governance Principles, the Company’s policy is that directors will attend the Annual Meeting of Shareholders, absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all were present at the 2012 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is available through the “Investors” section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third party, which will alert the Chair of the Audit Committee of the Board of Directors if and when it receives any anonymous reports. No waivers under the Ethics Program have been granted.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and December 31, 2012, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, for the audit of the Company’s internal control over financial reporting as of December 31, 2011 and December 31, 2012, and all other audit related, tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2011	2012
Audit Fees and Expenses:
Audit of Annual Financial Statements and Interim Reviews	$1,239,100	$1,281,000
Audit of Internal Control over Financial Reporting	Included above	Included above
SEC Registration Statements	$0	$0
Total Audit Fees and Expenses	$1,239,100	$1,281,000
Audit Related:
Advisory Services	$0	$0
Tax:
Tax Compliance and Consulting Services	$268,100	$283,000
All Other:
Payroll Consulting Services	$80,900	$0
Research Service License	$0	$3,000
Total Fees and Expenses	$1,588,100	$1,567,000

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent registered public accounting firm. Consistent with applicable laws, the Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs are primarily designed to reward performance that appropriately balances achievement of both the Company’s short and long-term goals.  For the executives, performance is measured by improvement in earnings, sales and other financial metrics, as well as operating results and individual contributions to the Company’s performance.   The Company also considers the need to attract and retain executives with the requisite experience and qualifications to achieve our business goals. Executive employment, advancement and compensation are contingent on demonstrating high ethical standards and compliance with governmental and regulatory standards.

The Compensation Committee is responsible for and oversees all aspects of compensation for executive officers as well as certain other key employees.  The Committee relies on the CEO to make recommendations on compensation levels for the executives.   The Compensation Committee did not retain any compensation consultant in 2012 relative to compensation paid to the executive officers.

Each year the Compensation Committee reviews compensation for similar positions at other corporations within a designated peer group of companies that includes other public medical device companies.  The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate in light of the nature of the medical device business and the talent for which we compete.  There is no fixed formula or percentile of market-established compensation levels which the Company strives to meet.  The complete list of the companies reviewed in 2012 was:  Cooper Companies, Inc., Gen Probe, Inc., Greatbatch Inc., Haemonetics Corporation, IDEXX Laboratories, Inc., Integra Life Sciences Holdings Corporation, Masimo Corp., Orthofix International N.V., Resmed Inc., Sirona Dental Systems, Inc., Steris Corporation, West Pharmaceuticals, Inc., Wright Medical Group, Inc., and Zoll Medical Corp.. The Compensation Committee may revise the list of peer companies used for annual benchmarking purposes as appropriate for reasons including, but not limited to, changes in revenue, market capitalization, profitability, and in the medical device industry so that the peer companies include those companies with whom we compete for executive talent.

The Compensation Committee reviewed the voting results on the advisory resolution, commonly referred to as a “say-on-pay” resolution, when evaluating our executive compensation programs and noted 91% of the shares voted by shareholders at the 2012 Annual Shareholders meeting voted in favor of the compensation program.

Risk Assessment

The Compensation Committee has evaluated the Company’s compensation programs to assess whether such programs as designed or administered would facilitate or encourage excessive risk-taking by employees. The Committee has concluded that the programs are not reasonably likely to have a material adverse affect on the Company in part due to the following program elements: (i) limits provided on annual incentive and long-term performance awards, (ii) the potential opportunity derived from long-term incentive programs outweigh the benefit available under the annual incentive programs thereby creating a focus on sustained Company operational and financial performance, and (iii) the enhanced stock ownership guidelines impacting all executives.

2012 in Review

For summary purposes, key changes related to executive compensation programs in effect for 2012 include the following:

•	The decision by the Company to discontinue the reimbursement to the CEO for the tax liability created by the payment of premiums for his split-dollar life insurance policy went into effect January 1, 2012.

•	The policy change increasing the stock ownership guidelines for the CEO and CFO and expanding the guidelines to cover all other executives went into effect January 1, 2012. This policy is more fully described below under the section “Stock Ownership Guidelines and Hedging policies”.

•	The adoption of the CONMED Corporation Executive Bonus Plan was approved by shareholders at the 2012 Annual Shareholders meeting. The Bonus Plan was submitted to shareholders for their approval so that payments of bonuses under the Bonus Plan may be tax-deductible as “qualified performance based compensation,” as defined in Section 162(m) of the Internal Revenue Code, although the Company reserves the right to pay its employees, including participants in the Bonus Plan, amounts which may be or may not be deductible under Section 162(m) (or other provisions) of the Internal Revenue Code, as the Company’s business needs may dictate.

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Salary

A Named Executive Officer’s (an “NEO”) salary is initially established based upon an evaluation of the competitive salaries for similar positions in the market.  Absent a promotion or some other unusual circumstance, salaries are reviewed once per year.  In this process, the Compensation Committee considers the recommendation of the CEO in reviewing and approving the base salaries of the executive officers and certain senior employees (other than the CEO) at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders’ meeting in May.

In making his recommendation for the NEOs, other executive officers and certain senior employees, the CEO considers current compensation data derived from the proxies of the peer companies described above and, as appropriate, compensation data gathered from third-party surveys generally available to the Company. The CEO considers the individual’s contribution to the Company’s performance and exercises judgment and discretion when considering any additional factors that should appropriately affect the executive’s salary. Such factors from time to time may include the complexity of the NEO’s area of responsibility, individual achievements and the performance of his or her respective area of responsibility, expected future contributions, and internal pay equity. No specific formula is used to weigh or evaluate these factors, but rather the CEO considers such factors on the whole when making a base salary recommendation.

As to the process for reviewing the base salary for the CEO, the Committee considers the Company’s performance, CEO’s contribution and responsibilities, as well as the competitive information provided previously by Towers Watson in 2009 and the peer companies. No fixed formula is or target percentile is established for setting the base salary.

In 2012, the Company increased the salaries of Mr. J. Corasanti, Mr. Shallish, Mr. Pomilio, Mr. Jonas and Mr. Darling in May by 3%, 3%, 3%, 5% and 3%, respectively.    Mr. Jonas was given a slightly higher increase due to consideration given to market data collected in the general salary surveys regularly used by the Company.

Executive Bonus Plan

The Executive Bonus Plan is established in the first quarter of the year with the approval of the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March.

2012 Executive Bonus Plan

As in the prior year, the target bonus percentage for NEOs in 2012 was 50% of base compensation with the first 20% of any bonus earned to be paid based on also achieving at least 85% of the budgeted 2013 EPS goal.  If at least 85% of the 2013 goal is not achieved, or if the NEO is no longer employed by the Company when the Form 10-K for 2013 is filed, the 20% portion of the bonus held back from 2012 will be forfeited.  The 2012 Executive Bonus Plan for the NEOs established primary and secondary performance goals. The primary performance goal was based on earnings per share of $1.75, adjusted for unusual items including restructuring charges, changes in tax or accounting rules, or other nonrecurring events.  This primary performance goal, which was the minimum threshold for any payment under the 2012 Executive Bonus Plan for NEOs, was consistent with the results of the Company’s internal budget goals and the Company’s guidance to investors.  The maximum bonus potential for NEOs was 113% of base compensation if achievement of 120% (i.e., $2.10 earnings per share) or more of the target EPS performance goal was achieved.

Secondary performance goals in the 2012 Executive Bonus Plan were based on net sales and operating cash flow. The net sales goal was $780 million and operating cash flow goal was $94 million. If the primary performance goal (non-GAAP EPS of $1.75) had not been met, no consideration would have been given to performance under the secondary targets and no bonus would have been paid regardless of performance under these secondary performance goals. If the primary targets were achieved and the secondary targets were exceeded on a combined average, the average percentage achievement on the secondary targets serves to increase the bonus due under the primary goal by that same percentage.

In addition, as provided for in the 2011 Executive Bonus Plan, 20% of the incentive payout from 2011 had been held back to be paid in 2013 based on achieving at least 85% of the 2012 EPS target.

For 2012, the total bonus earned by the NEOs, after consideration of the primary and secondary performance goals, was 63%. This is based on the Company achieving earnings per share of $1.80 or 103% of the 2012 primary performance goal. The primary performance goal was then multiplied by 106.7% based on achieving the secondary performance goals as follows: Net sales percentage achievement 98.4% and operating cash flow percentage achievement 115.1%.

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2013 Executive Bonus Plan

The 2013 Executive Bonus Plan remains the same as in 2012 with the following performance targets:

Primary:	EPS $1.80, adjusted for unusual items including restructuring charges, changes in tax or accounting rules, or other nonrecurring events

Secondary:	Net Sales $785 million Operating Cash Flow $105 million.

Recoupment Policy

In the interest of further aligning the interests of the NEOs with those of our shareholders, the Company’s Recoupment Policy allows the Committee to require any participant or former participant in the Executive Bonus Plan or recipient of performance based equity awards in any of the prior three years to repay to the Corporation all or a portion of the amount received in connection with a fiscal year in which either (i) there was a recalculation of a financial or other performance metric related to the determination of a bonus award or performance-based equity award due to an error in the original calculation or (ii) there was a restatement of earnings for the Company due to material noncompliance with any financial reporting requirement under either GAAP or federal securities laws, other than as a result of changes to accounting policy, rules or regulation; and (iii) the restated earnings or corrected performance measurement would have (or likely would have) resulted in a smaller award than the amount actually received by the participant. A similar recoupment provision is extended to non-executives who participate in other Company incentive programs.

Discretionary Bonus

The Committee also has the discretion, upon the recommendation of the CEO, to review at year-end the Company’s actual results, and may consider certain mitigating factors, such as one-time costs or other unique events not contemplated at the time the goals were established.  The Committee in such circumstances may also consider the need to attract and retain executive talent.  In such instances, a discretionary bonus may be awarded to adjust for these factors.  No NEOs were awarded a discretionary bonus in 2012.

Equity Compensation

Equity compensation, in the form of stock options, Stock Appreciation Rights (“SARs”), Restricted Stock Units (“RSUs”), or Performance Share Units (“PSUs”), is awarded to align the interests of NEOs with those of shareholders, to encourage long-term retention, and to provide a counter-balance to the incentives offered by the Executive Bonus Plan which reward the achievement of comparatively short-term performance goals.

The Company’s equity compensation awards generally provide for no shorter than five year vesting periods.  The exercise price on all outstanding options and SARs is equal to the quoted closing price of the stock on the date of grant.  RSUs and PSUs are valued at the market value or closing price of the underlying stock on the date of grant.  Stock options, SARs, RSUs, and PSUs are generally non-transferable other than on death and expire ten years from date of grant.  The Company has a policy against cash buyouts of underwater options or SARs.

The Committee has historically taken a multi-tiered approach to equity compensation grants to NEOs whereby, the CEO received one level of annual grant of equity compensation, the remaining NEOs received equal grants which were at a lower level than the grant to the CEO.  In 2010, 2011, and 2012, the Committee determined, as had been recommended by Towers Watson & Co. in 2009, that both the CEO’s and CFO’s equity compensation should reflect a larger percentage of the overall compensation so that the CEO and CFO have a greater incentive to focus on long-term growth and strategic positioning, as well as regulatory and ethics compliance.   The Committee determines the amount of equity compensation for each NEO other than the CEO, based in part, on recommendations from the CEO in the April/May time frame, with all actual grants made at the Annual Meeting of Shareholders to be effective on June 1st or the closest business day to this date for ease of administration. While there is no fixed formula for equity compensation grants, the Committee seeks to establish an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and the form of equity compensation.  The Committee generally prefers consistent annual RSU and SAR grants to the NEOs but will alter such amounts to rebalance or alter the components of compensation to the extent it is deemed appropriate, as done with the grants awarded to the CFO in 2010, 2011, and 2012.

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The June 1, 2012 equity grants to the CEO and CFO were 25,000 RSUs and 62,500 SARs, and 6,000 RSUs and 14,000 SARs, respectively.  All other NEOs were awarded equity grants of 4,000 RSUs and 10,000 SARs, consistent with prior year grants and resulted in a compensation balance which the Committee considered appropriate.

Stock Ownership Guidelines and Hedging Policies

The Company’s stock ownership guidelines are designed to encourage share ownership so that our executives have a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholder.  As of January 1, 2012, the ownership guidelines cover all NEOs. The guidelines are as follows:

NEO	Ownership guideline
President & CEO	4x salary
CFO	3x salary
All other NEOs	1x salary

The following share types are included under these guidelines:  shares directly owned, shares jointly owned, estimated net after tax shares of unvested RSUs, and shares held in saving plan accounts.  Share ownership guidelines for officers reaching the age of 62 are reduced by 50%.  Executives are required to be in compliance with these guidelines within five (5) years of becoming subject to this policy.  These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved.  A complete copy of these guidelines is available on the Company’s website in the investor relations section.

The Company also requires that its officers and directors not hold any derivatives other than those issued by the Company.  The intention of this policy is to align the interests of senior management with those of the holders of the Company’s common stock.

All NEOs were in compliance with the guidelines as assessed as of December 31, 2012.

Retirement Benefits

All employees in the United States, including the NEOs, are eligible to participate in the Retirement Savings Plan and were eligible to participate in the Retirement Pension Plan if employed by the Company prior to May 14, 2009.  The Company maintains the Benefits Restoration Plan for eligible employees including the NEOs.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of May 14, 2009, pension accruals under the CONMED Corporation Retirement Pension Plan were frozen and participants will not accrue any additional benefits after that date.

Retirement Savings Plan

The Retirement Savings Plan (the “Savings Plan”) is a tax-qualified retirement savings plan pursuant to which all U.S. employees are eligible after completing three months of service, including the NEOs who meet the Savings Plan’s requirements.  Effective January 1, 2010, the Retirement Savings Plan was amended to provide a 100% matching contribution up to a maximum of seven percent of the participant’s compensation.

Benefits Restoration Plan

The Company has established a Benefits Restoration Plan effective January 1, 2010.  The Benefits Restoration Plan is a funded nonqualified deferred compensation plan that provides eligible employees, which include the NEOs, the opportunity to defer receipt of up to 50% of base salary and up to 100% of incentive compensation and to receive 7% matching contributions or other contributions from the Company that would otherwise be unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code.  In addition, similar to the Savings Plan, the Company has discretion to contribute to the Benefits Restoration Plan in addition to the match.  The funds are invested based upon the investments selected by the participant from the investments available under the Savings Plan.

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A participant is 100% vested in the participant’s deferred compensation and any earnings.  The Company’s match and any discretionary contributions to a participant’s deferred compensation account vest subject to a Rule of 65, which is defined so that vesting occurs when the sum of the participant’s age plus years of service equal to 65. Upon a change in control, the unvested portion of a participant’s account will automatically become vested.

Perquisites

The Company has historically provided certain perquisites to the NEOs to provide convenience and support services that the Company viewed as customary and necessary to attract, motivate and retain executive talent.  For the convenience of the Company and to provide flexibility to the NEOs, the Company provides a perquisite allowance to each of the NEOs. The perquisite allowance paid to the CEO is $3,200 per month and $1,500 per month for all other NEOs. This allowance replaces any other perquisite costs which may have previously been reimbursed. This perquisite allowance is not considered compensation under any of the Company’s other employee benefit plans. In addition, the Company leases a car for the CEO and reimburses him for split-dollar life insurance. The Company also provides long-term care insurance to certain NEOs.

No perquisite provided to any NEO is “grossed up”.

Employment Contracts

As a general matter, NEOs are employees at-will and have no employment contracts.  The exceptions to this general policy are the employment agreement for the CEO and the Change in Control severance agreements for all NEOs.

CEO Employment Agreement

Consistent with the Company’s compensation policy, the Board of Directors believes that compensation of the CEO, should be heavily influenced by Company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily non-performance-based pay reflected in providing a salary to him, major elements of the compensation package are directly tied to the Company’s performance, long-term growth and strategic positioning. Mr. J. Corasanti has an employment agreement with the Company, extending from January 1, 2000 through December 31, 2014 (the “CEO Employment Agreement”).  This agreement was amended and restated a number of times since 2000. Most recently, the CEO Employment Agreement was amended on October 30, 2009 to provide that the minimum base salary be not less than $511,000, roughly equivalent to his then current salary, deferred compensation of $175,000 beginning January 1, 2010, and reimbursement for a physical medical examination.  Until this contract amendment, the CEO’s deferred compensation had not been raised from $150,000 since 2006. Effective May 2011, the Committee recommended and the Board approved increasing the CEO’s deferred compensation to $200,000.

Mr. J. Corasanti is entitled to participate in the Company’s employee equity compensation plan, other employee benefit plans and other compensatory arrangements as may be determined by the Board of Directors.  Mr. J. Corasanti is also entitled to be paid an amount sufficient to permit him to purchase certain life insurance policies, as further described below.  In the event that the Board of Directors should fail to re-elect Mr. J. Corasanti as CEO or should terminate his employment for reasons other than “just cause” (as defined in the CEO Employment Agreement), Mr. J. Corasanti will become entitled to receive a lump sum payment equal to the result of multiplying the greater of three or the number of years and fraction thereof then remaining in the term of employment by his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three fiscal years prior to such early termination.  He will also continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term, and in the case of disability, he and his wife will be entitled to life and health insurance benefits for life. If, during the term of Mr. J. Corasanti’s employment under the CEO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of three years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied.

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Change In Control Severance Agreements

As a general rule, the Company does not enter into separate severance or employment agreements other than with the Chief Executive Officer and the Vice Chairman.  The Company, however, does have outstanding agreements with the NEOs which provide that these NEOs will not, in the event of the commencement of steps to effect a Change in Control (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) voluntarily leave the employ of the Company until the potential Change in Control has been terminated or until a Change in Control has occurred.  These agreements were first entered into by the Company and Mr. Jonas, Mr. Pomilio, and Mr. Shallish, in 2000, and were last amended in 2008 in order to conform to technical requirements under Section 409A of the Code. Mr. Darling and the Company entered into the same agreement in May of 2010.

In the event of a termination of the individual’s employment other than for Cause (as defined in the agreement), or if the executive resigns for good reason (as is defined in the agreement), within two and one-half years of a Change in Control, the NEO is entitled to three years’ salary and bonus (calculated as the largest bonus earned by the executive in the preceding three years), continuation of all medical, dental, accident, disability, long-term care and life insurance benefits or other fringe benefits for three years and a gross-up for any excise tax that may become due as a result of such Change in Control (to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount).  In addition, all of the Company’s equity compensation awards contain provisions that accelerate vesting upon a Change in Control, without subsequent termination of employment.

The Board of Directors of the Company may terminate any such agreement upon three years’ prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any NEO who is affiliated with any group seeking or accomplishing a Change in Control.

The Company has also entered into an Executive Severance Agreement with Mr. Darling. This Agreement provides that upon a Change of Control of Linvatec Corporation where Mr. Darling did not retain the title of President and comparable responsibilities or is terminated without cause during the first eighteen (18) months of such change in control, Mr. Darling is entitled to payment of his salary then in effect for eighteen (18) months.

As of May of 2011, the Company grandfathered all executives with an existing Change in Control Agreement containing a gross-up for excise taxes and has committed to not enter into agreements to gross-up excise taxes in future Change in Control Severance agreements with future executives.

Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2011, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $279,740. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers, other than the Chief Financial Officer, employed on the last day of any fiscal year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee considers deductibility as one factor when making a decision regarding executive compensation. In order to maximize the deductibility of the executives’ pay, the Executive Bonus Plan and the Amended and Restated Long Term Incentive Plan are structured such that performance-based annual incentive bonuses and performance based equity compensation paid under those plans for our most senior executives should constitute qualifying performance-based compensation under Section 162(m). However, in some cases, the Committee may determine it is appropriate to provide compensation that may exceed deductibility limits in order to recognize performance, meet market demands and retain key executives. In 2012, the Committee provided competitive compensation to our executive officers without exceeding the deductibility limits of Section 162(m), except for a portion of Mr. J. Corasanti’s total compensation.

19

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Compensation Committee,

Stuart J. Schwartz (Chair)	Bruce F. Daniels
Stephen M. Mandia

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Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option /SAR Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total
Joseph J. Corasanti - President & Chief Executive Officer	2012	$764,185	$0	$652,250	$460,981	$441,237	$153,107	$185,584	$2,657,344
	2011	$725,012	$0	$690,750	$651,756	$410,165	$142,011	$166,247	$2,785,941
	2010	$699,842	$0	$481,500	$482,363	$345,346	$79,117	$128,623	$2,216,791

Robert D. Shallish, Jr. - Executive Vice President, Finance & Chief Financial Officer	2012	$311,454	$0	$156,540	$103,260	$195,970	$80,199	$62,053	$909,476
	2011	$301,191	$0	$165,780	$145,993	$226,271	$103,070	$56,154	$998,459
	2010	$282,783	$0	$115,560	$108,049	$190,513	$58,118	$36,275	$791,298

Joseph G. Darling – Executive Vice President, Commercial Operations	2012	$361,132	$0	$104,360	$73,757	$156,359	$4,087	$48,618	$748,313
	2011	$351,400	$0	$776,820	$0	$353,034	$5,552	$137,535	$1,624,341
	2010	$343,535	$33,946	$265,672	$0	$0	$2,537	$87,502	$733,192
Daniel S. Jonas – Executive Vice President, Legal Affairs & General Counsel	2012	$280,146	$0	$104,360	$73,757	$176,496	$29,954	$57,092	$721,805
	2011	$267,816	$0	$110,520	$104,281	$201,097	$41,295	$63,940	$788,949
	2010	$253,278	$0	$77,040	$77,178	$169,317	$16,853	$45,611	$639,277
Luke A. Pomilio - Executive Vice President, Controller and Corporate General Manager	2012	$307,516	$0	$104,360	$73,757	$193,256	$39,773	$57,894	$776,556
	2011	$293,444	$0	$240,520	$104,281	$220,997	$54,833	$50,463	$964,538
	2010	$274,696	$0	$77,040	$77,178	$180,916	$22,377	$36,230	$668,437

(1)	Salary reflects actual salary and deferred compensation earned during 2010, 2011 and 2012. Salary levels are adjusted annually following the Annual Meeting of Shareholders in May. Accordingly, salary levels listed in the Compensation Discussion and Analysis (the “CD&A”) may not match amounts actually paid during the course of the year.

21

(2)	Other than Non-Equity Incentive Plan Compensation, there were no bonuses earned during 2011 and 2012. During 2010, the Compensation Committee, upon the recommendation of the CEO, awarded a discretionary cash bonus equal to 10% of salary to Mr. Darling based on the successful launch of two key products and for strategic planning which should result in improved future profitability.

(3)	Amounts in this column reflect the grant date fair value of RSUs and PSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2012 Annual Report on Form 10-K (available at http://www.conmed.com). Mr. Darling was awarded PSUs during 2010 and 2011. The amount included in the table represents the grant date fair value of such awards, however Mr. Darling did not achieve the performance goals under his PSU agreement in 2010 and therefore the awards were not earned and no payment will be made.

(4)	Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2012 Annual Report on Form 10-K.

(5)	Non-Equity Incentive Plan Compensation represents earnings under the Company’s Executive Bonus Plan as more fully described in the CD&A.

(6)	Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2010, 2011 and 2012 of the executive’s accumulated benefit under the CONMED Corporation Retirement Pension Plan. Actuarial value computations are based on the assumptions established in accordance with Compensation – Retirement Benefits Topic of the FASB ASC and discussed in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2012 Annual Report on Form 10-K.

In addition, Mr. J. Corasanti also earns deferred compensation as more fully described in the CD&A. This table reflects only that interest earned on deferred compensation amounts that are considered to be above-market. This above-market interest amounted to $50,835, $72,709 and $102,838 for 2010, 2011 and 2012, respectively.

(7)	All Other Compensation consists of the following: (i) company contributions to employee 401(k) plan accounts on the same terms offered to all other employees, (ii) company contributions to the Benefits Restoration Plan for 2011 and 2012 (iii) payments relating to automobile leases and/or allowances for all NEOs in 2010 and 2011 and for Mr. J. Corasanti in 2012, (iv) payments for supplemental long-term care insurance policies for J. Corasanti, R. Shallish, L. Pomilio and D. Jonas (v) reimbursement for country club and/or other club membership fees for J. Corasanti, D. Jonas, L. Pomilio and R. Shallish for 2010 and 2011 (vi) director fees of $13,000, $21,250 and $22,500 in 2010, 2011 and 2012, respectively, for J. Corasanti’s position as a Director of the Company and (vii) tax services for J. Corasanti and D. Jonas for 2010 and 2011. Beginning in 2012, each NEO was provided a perquisite allowance that is included in Other Compensation as further described in CD&A. The amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEOs, except as described below.

With respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policy premiums in the amount of $27,020 each of the years 2010, 2011 and 2012, and the related tax “gross-up” as provided for in his Amended and Restated Employment Agreement, which is further described in the CD&A for 2010 and 2011. All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above. With respect to Mr. Darling, All Other Compensation also includes reimbursement for relocation expenses of $54,578 and $98,187 in 2010 and 2011, respectively. Relocation expenses did not cover any loss on the sale of Mr. Darling's home.

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Grants of Plan-Based Awards

The table below summarizes the estimated cash awards under the Executive Bonus Plan as well as equity compensation granted during 2012. Information regarding the terms of these awards can be found under the headings “Non-Equity Incentive Plan” and “Equity Compensation” in CD&A.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Joseph J.	6/01/2012	—	—	—	—	—	—	—	62,500	$26.09	$460,981
Corasanti	6/01/2012	—	—	—	—	—	—	25,000	—	—	$652,250
	N/A	$384,566	$384,566	$769,311	—	—	—	—	—	—	$—

Robert D.	6/01/2012	—	—	—	—	—	—	—	14,000	$26.09	$103,260
Shallish, Jr.	6/01/2012	—	—	—	—	—	—	6,000	—	—	$156,540
	N/A	$156,983	$156,983	$313,966	—	—	—	—	—	—	$—

Joseph G.	6/01/2012	—	—	—	—	—	—	—	10,000	$26.09	$73,757
Darling	6/01/2012	—	—	—	—	—	—	4,000	—	—	$104,360
	N/A	$181,813	$181,813	$363,625	—	—	—	—	—	—	$—

Daniel S.	6/01/2012	—	—	—	—	—	—	—	10,000	$26.09	$73,757
Jonas	6/01/2012	—	—	—	—	—	—	4,000	—	—	$104,360
	N/A	$142,227	$142,227	$284,453	—	—	—	—	—	—	$—

Luke A.	6/01/2012	—	—	—	—	—	—	—	10,000	$26.09	$73,757
Pomilio	6/01/2012	—	—	—	—	—	—	4,000	—	—	$104,360
	N/A	$154,809	$154,809	$309,618	—	—	—	—	—	—	$—

(1)	Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan. The threshold and target compensation represents 50% of the NEO’s salary. The maximum compensation represents 100% of all NEO’s salary. During 2012, NEOs with corporate responsibility were awarded non-equity incentive compensation equal to 63% of salary. As disclosed in CD&A, the first 43% is payable after the 2012 year, the remaining 20% is dependent upon meeting 85% of the 2013 target.

(2)	The amounts shown in column (i) represent the total RSUs awarded to the named executive officers. Such awards vest over a period of five years and are valued at the market price of the stock on the date of grant.

(3)	The amounts shown in column (j) represent the total number of SARs awarded to the NEOs. These awards vest over a period of five years.

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Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Option Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph J.	125,000	—		—	$25.03	5/18/2014	—		—	—	—
Corasanti	125,000	—		—	$31.40	5/17/2015	—		—	—	—
	62,500	—		—	$19.93	5/16/2016	—		—	—	—
	62,500	—		—	$29.92	5/17/2017	—		—	—	—
	—	—		—	—	—	5,000	(1)	$139,750	—	—
	50,000	12,500	(1)	—	$26.69	6/1/2018	—		—	—	—
	—	—		—	—	—	10,000	(7)	$279,500	—	—
	37,500	25,000	(2)	—	$16.46	6/1/2019	—		—	—	—
	—	—		—	—	—	8,000	(8)	$223,600	—	—
	24,000	16,000	(3)	—	$21.19	10/30/2019	—		—	—	—
	25,000	37,500	(4)	—	$19.26	6/1/2020	—		—	—	—
	—	—		—	—	—	15,000	(9)	$419,250	—	—
	12,500	50,000	(5)	—	$27.63	6/1/2021	—		—	—	—
	—	—		—	—	—	20,000	(10)	$559,000	—	—
	—	62,500	(6)	—	$26.09	6/1/2022	—		—	—	—
	—	—		—	—	—	25,000	(14)	$698,750	—	—

Robert D.	10,000	—		—	$25.03	5/18/2014	—		—	—	—
Shallish, Jr.	15,000	—		—	$31.40	5/17/2015	—		—	—	—
	10,000	—		—	$19.93	5/16/2016	—		—	—	—
	10,000	—		—	$29.92	5/17/2017	—		—	—	—
	—	—		—	—	—	800	(1)	$22,360	—	—
	8,000	2,000	(1)	—	$26.69	6/1/2018	—		—	—	—
	—	—		—	—	—	1,600	(7)	$44,720	—	—
	6,000	4,000	(2)	—	$16.46	6/1/2019	—		—	—	—
	5,600	8,400	(4)	—	$19.26	6/1/2020	—		—	—	—
	—	—		—	—	—	3,600	(9)	$100,620	—	—
	2,800	11,200	(5)	—	$27.63	6/1/2021	—		—	—	—
	—	—		—	—	—	4,800	(10)	$134,160	—	—
	—	14,000	(6)	—	$26.09	6/1/2022	—		—	—	—
	—	—		—	—	—	6,000	(14)	$167,700	—	—

Joseph G.	—	—		—	—	—	1,500	(1)	$41,925	—	—
Darling	8,000	2,000	(1)	—	$26.69	6/1/2018	—		—	—	—
	—	—		—	—	—	1,600	(7)	$44,720	—	—
	6,000	4,000	(2)	—	$16.46	6/1/2019	—		—	—	—
	—	—		—	—	—	2,400	(9)	$67,080	—	—
	—	—		—	—	—	3,200	(10)	$89,440	—	—
	—	—		—	—	—	8,000	(11)	$223,600	—	—
	—	—		—	—	—	12,900	(12)	$360,555	—	—
	—	10,000	(6)	—	$26.09	6/1/2022	—		—	—	—
	—	—		—	—	—	4,000	(14)	$111,800	—	—

Daniel S.	15,000	—		—	$31.40	5/17/2015	—		—	—	—
Jonas	10,000	—		—	$29.92	5/17/2017	—		—	—	—
	—	—		—	—	—	800	(1)	$22,360	—	—
	8,000	2,000	(1)	—	$26.69	6/1/2018	—		—	—	—
	—	—		—	—	—	1,600	(7)	$44,720	—	—
	—	4,000	(2)	—	$16.46	6/1/2019	—		—	—	—
	—	6,000	(4)	—	$19.26	6/1/2020	—		—	—	—
	—	—		—	—	—	2,400	(9)	$67,080	—	—
	2,000	8,000	(5)	—	$27.63	6/1/2021	—		—	—	—
	—	—		—	—	—	3,200	(10)	$89,440	—	—
	—	10,000	(6)	—	$26.09	6/1/2022	—		—	—	—
	—	—		—	—	—	4,000	(14)	$111,800	—	—

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Luke A.	10,000	—		—	$25.03	5/18/2014	—		—	—	—
Pomilio	15,000	—		—	$31.40	5/17/2015	—		—	—	—
	10,000	—		—	$19.93	5/16/2016	—		—	—	—
	10,000	—		—	$29.92	5/17/2017	—		—	—	—
	—	—		—	—	—	800	(1)	$22,360	—	—
	8,000	2,000	(1)	—	$26.69	6/1/2018	—		—	—	—
	—	—		—	—	—	1,600	(7)	$44,720	—	—
	4,000	4,000	(2)	—	$16.46	6/1/2019	—		—	—	—
	4,000	6,000	(4)	—	$19.26	6/1/2020	—		—	—	—
	—	—		—	—	—	2,400	(9)	$67,080	—	—
	2,000	8,000	(5)	—	$27.63	6/1/2021	—		—	—	—
	—	—		—	—	—	3,200	(10)	$89,440	—	—
	—	—		—	—	—	4,000	(13)	$111,800	—	—
	—	10,000	(6)	—	$26.09	6/1/2022	—		—	—	—
	—	—		—	—	—	4,000	(14)	$111,800	—	—

(1)	Scheduled to vest on June 1, 2013.

(2)	Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti and 2,000 shares per year for Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio on June 1, 2013 and June 1, 2014.

(3)	Scheduled to vest in equal installments of 8,000 shares per year on June 1, 2013 and June 1, 2014 for Mr. J. Corasanti.

(4)	Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti, 2,800 shares per year for Mr. Shallish and 2,000 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2013, June 1, 2014, and June 1, 2015.

(5)	Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti, 2,800 shares per year for Mr. Shallish, and 2,000 shares per year for Mr. Jonas and Mr. Pomilio on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016.

(6)	Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti, 2,800 shares per year for Mr. Shallish and 2,000 shares per year for Mr. Darling, Mr. Jonas, and Mr. Pomilio beginning on June 1, 2013 and each June 1st thereafter until 2017.

(7)	Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti and 800 shares per year for Mr. Shallish, Mr. Darling, Mr. Jonas, and Mr. Pomilio on June 1, 2013 and June 1, 2014.

(8)	Scheduled to vest in equal installments of 4,000 shares per year on June 1, 2013 and June 1, 2014 for Mr. J. Corasanti.

(9)	Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti, 1,200 shares per year for Mr. Shallish and 800 shares per year for Mr. Darling, Mr. Jonas, and Mr. Pomilio on June 1, 2013, June 1, 2014, and June 1, 2015.

(10)	Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti, 1,200 shares per year for Mr. Shallish and 800 shares per year for Mr. Darling, Mr. Jonas, and Mr. Pomilio on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016.

(11)	Scheduled to vest in equal installments of 2,000 shares per year on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016 for Mr. Darling.

(12)	Scheduled to vest in equal installments of 2,100 shares per year on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016. The remaining shares vest in equal installments of 2,250 shares per year on June 1, 2017 and June 1, 2018 for Mr. Darling.

(13)	Scheduled to vest in equal installments of 1,000 shares per year on June 1, 2013, June 1, 2014, June 1, 2015 and June 1, 2016 for Mr. Pomilio.
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(14)	Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti, 1,200 shares per year for Mr. Shallish and 800 shares per year for Mr. Darling, Mr. Jonas, and Mr. Pomilio beginning on June 1, 2013 and each June 1st thereafter until 2017.

Option Exercises and Stock Vested

(a)	(b)	(c)	(d)	(e)
	Option Awards (1)		Stock Awards (3)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Joseph J. Corasanti	125,000	$1,498,708	29,000	$762,360

Robert D. Shallish, Jr.	30,000	$189,600	4,800	$126,152

Joseph G. Darling	0	$0	8,000	$208,720

Daniel S. Jonas	26,000	$122,905	4,000	$105,280

Luke A. Pomilio	10,000	$31,300	5,000	$131,370

(1)	Amount relates to stock option and SAR exercises during 2012.

(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of CONMED Corporation common stock on the date of exercise.

(3)	Amount relates to the RSUs, and in the case of Mr. Darling the PSUs, vested during 2012.

(4)	Calculated by multiplying the number of shares vested by the market price of the CONMED Corporation common stock on the date of issuance.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. As discussed in the CD&A under the heading “Retirement Pension Plan”, pension accruals were frozen under the Retirement Plan effective May 14, 2009, therefore no additional benefits accrued after that date. As a result, years of actual service for NEOs will not equal the years of credited service noted below.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Joseph J. Corasanti	CONMED Corporation Retirement Pension Plan	15	$292,735	$0

Robert D. Shallish, Jr.	CONMED Corporation Retirement Pension Plan	18	$721,080	$0

Joseph G. Darling	CONMED Corporation Retirement Pension Plan	1	$27,979	$0

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Daniel S. Jonas	CONMED Corporation Retirement Pension Plan	9	$174,433	$0

Luke A. Pomilio	CONMED Corporation Retirement Pension Plan	12	$231,615	$0

Non-Qualified Deferred Compensation

The table below shows the executive contributions, Company contributions and aggregate earnings related to deferred compensation. Deferred compensation is provided to Mr. J. Corasanti as described in his employment agreement. Refer to the section title “CEO Employment Agreement” in CD&A for further details. Effective January 1, 2010, the Company began offering a Benefits Restoration Plan to eligible employees, including all NEOs. This Plan provides the opportunity to defer receipt of up to 50% of base salary and up to 100% of incentive compensation and to receive 7% matching contributions from the Company that would otherwise be unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code. Refer to the section “Retirement Benefits - Benefits Restoration Plan” in CD&A for further details.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($) (2)	Registrant Contributions in Last FY ($) (3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Joseph J. Corasanti (1)	$49,890	$254,923	$206,226	$0	$3,138,114

Robert D. Shallish, Jr.	$28,832	$21,639	$8,943	$0	$113,470

Joseph G. Darling	$32,212	$19,211	$10,678	$0	$137,970

Daniel S. Jonas	$31,267	$18,652	$7,290	$0	$106,684

Luke A. Pomilio	$232,876	$25,510	$35,968	$0	$550,890

(1)	As described above, Mr. J. Corasanti receives deferred compensation under his employment agreement as well as his participation in the Benefits Restoration Plan. Amount included above for the deferred compensation under his employment agreement is payable over a period of up to 120 months with interest and includes annual contributions of $175,000 for 2010 and $200,000 for both 2011 and 2012 and above market interest of $50,835, $72,709 and $102,838 for 2010, 2011 and 2012, respectively, which were included in compensation in the respective years.

(2)	Executive contributions related to the Benefit Restoration Plan were included in earnings as follows:

Name	2012	2011	2010
Joseph J. Corasanti	$21,178	$20,703	$24,174

Robert D. Shallish, Jr.	$6,205	$3,900	$19,051

Joseph G. Darling	$7,500	$7,135	$33,946

Daniel S. Jonas	$11,157	$8,001	$16,932

Luke A. Pomilio	$122,377	$72,902	$90,458

(3)	Registrant contributions related to the Benefit Restoration Plan were included in earnings during 2011 and 2012.

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Potential Payments on Termination or Change-in-Control

Termination/No Change In Control

The table below represents the earnings Mr. J. Corasanti would receive if terminated on December 31, 2012 and no change in control had occurred. The table assumes the termination occurred without just cause (as defined in the CEO Employment Agreement).

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Deferred Compensation ($)		Accelerated Option/SAR Vesting ($)		Accelerated RSU Vesting ($)		Total
Joseph J. Corasanti (1)	$4,722,133	(2)	$1,037,602	(3)	$3,138,114	(4)	$869,285	(5)	$2,319,850	(5)	$12,086,984

(1)	Mr. J. Corasanti is entitled to earnings upon termination as defined in his employment agreement. If Mr. J. Corasanti were terminated with just cause, he would be entitled to salary and benefits through the end of the month of termination, payment of deferred compensation as defined in his employment agreement and an additional pro rata amount of such deferred compensation for the year of termination.

(2)	Amount represents three multiplied by the sum of salary and the average of bonus, deferred compensation, and incentive compensation earned over the past three years.

(3)	Amount includes the present value total of all life time benefits (including life and health insurance) and the present value of total perquisites for three years.

(4)	Amount represents the undiscounted value of deferred compensation under Mr. J. Corasanti’s employment agreement as of December 31, 2012 totaling $2,860,490. This amount would be payable over a period up to 120 months with interest. This amount also includes executive and registrant contributions and earnings under the Benefits Restoration Plan.

(5)	Upon termination without just cause, the vesting date for all outstanding SARs and RSUs will accelerate to the date of termination. The value shown for unvested SARs, represents the difference between the exercise price and December 31, 2012 year-end closing stock price on the NASDAQ of $27.95. Value shown for unvested RSUs is based on the December 31, 2012 year-end closing stock price on the NASDAQ of $27.95.

All other NEOs are subject to the severance policy applicable to all eligible employees. This policy allows for 1½ weeks of severance pay for each year of service, not to exceed 26 weeks.

Termination/Change In Control

This table includes amounts payable as a result of a termination following a change in control. A change in control is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors. Change in control benefits are provided in accordance with each NEO’s Change in Control Agreement.

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Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Deferred Compensation ($)(4)	Accelerated Option/SAR Vesting ($) (5)	Accelerated RSU Vesting ($) (5)	Section 280G Gross-Up ($) (6)	Total
Joseph J. Corasanti (1)	$4,722,133		$1,037,602		$3,138,114	$869,285	$2,319,850	$2,812,422	$14,899,406

Robert D. Shallish, Jr.	$1,938,426	(2)	$81,565	(3)	$113,470	$151,100	$469,560	$0	$2,754,121

Joseph G. Darling (7)	$2,503,011	(2)	$160,318	(3)	$137,970	$67,080	$939,120	$1,224,923	$5,032,422

Daniel S. Jonas	$1,739,019	(2)	$100,429	(3)	$106,684	$121,780	$335,400	$657,846	$3,061,158

Luke A. Pomilio	$1,875,186	(2)	$115,404	(3)	$550,890	$121,780	$447,200	$772,702	$3,883,162

(1)	Mr. J. Corasanti would receive the same payments and benefits as if he were terminated without just cause according to his employment agreement, except he would also receive the Section 280G Gross-up. This is because the employment agreement has more favorable payments and benefits than his Change in Control Agreement and therefore supersedes the Change in Control Agreement.

(2)	Amount represents highest annual executive bonus plan compensation earned over the past three completed fiscal years plus three multiplied by the sum of the highest salary earned over the past twelve months and highest annual executive bonus plan compensation earned over the past three completed fiscal years.

(3)	Amount includes the present value of medical, dental, disability, long-term care (as applicable), life insurance and total perquisites for three years.

(4)	Amount for Mr. J. Corasanti represents the undiscounted value of deferred compensation as of December 31, 2012 totaling $2,860,490. This amount would be payable over a period up to 120 months with interest. Deferred compensation for all NEOs includes the executive and registrant contributions and earnings under the Benefit Restoration Plan.

(5)	Upon a change in control, the vesting date for all outstanding SARs, RSUs and PSUs will accelerate to the date of termination. The value shown for unvested SARs, represents the difference between the exercise price and December 31, 2012 year-end closing stock price on the NASDAQ of $27.95. Value shown for unvested RSUs and PSUs is based on the December 31, 2012 year-end closing stock price on the NASDAQ of $27.95.

(6)	Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Section 280G of the Code. To assure that the actual economic value of change in control benefits is equivalent for all participants, the program provides for a gross-up of this tax to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2012 at a stock price of $27.95 per share.

(7)	Mr. Darling is entitled to earnings upon a change in control of Linvatec Corporation as defined in his Executive Severance Agreement. If Linvatec Corporation is sold or all assets are transferred and Mr. Darling’s title of President and comparable responsibilities were taken away upon such change in control, or Mr. Darling were terminated upon the change in control, Mr. Darling is entitled to payment of his salary then in effect for eighteen months totaling $545,438 at December 31, 2012.

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DIRECTOR COMPENSATION

The Company uses a mix of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Director compensation consists of a mix of an annual retainer and equity compensation for non-employee directors.

The Compensation Committee and the full Board of Directors generally review director fees every three years. During 2012, the Compensation Committee reviewed the fees and did not make any changes. It is anticipated in 2013 a comprehensive review of the Director fees will occur. We believe director compensation continues to be below the median for the peer companies.

Cash Compensation Paid to Directors

For 2012, each director received compensation as described below:

Annual Retainers
(Paid Quarterly)	Chairman (None if Executive Officer)	$90,000 (two times director fee)
	Lead Independent Director	$60,000
	Directors (Non-Executive only)	$45,000
	Directors (If Executive Officer)	$22,500 (50% of Director Retainer)
	Audit Committee Chair	$30,000
	Audit Committee Member	$15,000
	Governance/ Compensation Chair	$15,000
	Governance/ Compensation Committee Member	$7,500

Equity Compensation Awarded to Directors

In 2012, non-employee directors received 3,000 RSUs and 1,000 SARs which vest in one year. In 2013, non-employee directors are expected to receive 3,000 RSUs and 1,000 SARs, annually, which vest in one year.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugene R. Corasanti	$90,000	$0	$0	$0	$0	$0	$90,000

Joseph J. Corasanti (3)	$0	$0	$0	$0	$0	$0	$0

Bruce F. Daniels	$82,500	$78,270	$7,376	$0	$0	$0	$168,146

Jo Ann Golden	$60,000	$78,270	$7,376	$0	$0	$0	$145,646

Stephen M. Mandia	$67,500	$78,270	$7,376	$0	$0	$0	$153,146

Stuart J. Schwartz	$67,500	$78,270	$7,376	$0	$0	$0	$153,146

Mark E. Tryniski	$82,500	$78,270	$7,376	$0	$0	$0	$168,146
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(1)	Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2012 Annual Report on Form 10-K (available at http://www.conmed.com).

(2)	Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2012 Annual Report on Form 10-K.

(3)	Mr. J. Corasanti’s director fees are included in his total compensation in the Summary Compensation Table and therefore excluded from above.

(4)	Below is a summary of the stock options & SARs and RSUs outstanding for non-employee Directors as of December 31, 2012.

Name	Option/SAR Awards Outstanding (#)	Stock Awards Outstanding (#)
Bruce F. Daniels	13,000	3,600

Jo Ann Golden	12,500	3,600

Stephen M. Mandia	19,500	3,600

Stuart J. Schwartz	13,000	3,600

Mark E. Tryniski	10,500	3,600

Director Stock Ownership Requirements and Hedging Policy

In order to give the directors a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholders, effective July 31, 2009, the Company adopted guidelines to encourage outright share ownership by directors. The ownership guidelines required directors to own 2,000 shares. As of January 1, 2012, the Company amended the ownership guidelines to require directors to own three (3) times the annual retainer and the existing directors were given three (3) years to comply. The following share types are included under these guidelines: shares directly owned, shares jointly owned, estimated net after tax shares of unvested RSUs, and shares held in saving plan accounts. Any new directors will be required to be in compliance with these guidelines within five (5) years of becoming subject to this policy. These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved. A complete copy of these guidelines is available on the Company’s web site in the investor relations section.

The Company also requires that its directors not hold any derivatives other than those issued by the Company. The intention of this policy is to align the interests of the Board of Directors with those of the holders of the Company’s common stock.

All directors were in compliance with these guidelines as assessed as of December 31, 2012.

Vice Chairman Employment Agreement

In addition to Mr. Eugene Corasanti’s role as Chairman of the Board, the Company entered into an employment agreement with him effective January 1, 2007 pursuant to which he also serves as a Vice Chairman available to advise the Chief Executive Officer and to perform such other duties as required by the CEO and/or Board of Directors. Mr. E. Corasanti’s salary is at least $104,000 per year, and he also receives such equity compensation as may be granted by the Compensation Committee of the Board of Directors. During 2012, Mr. E. Corasanti was granted 2,500 SARs and 5,000 RSUs with grant date fair values of $18,439 and $130,450, respectively. As of December 31, 2012 he had 99,927 options outstanding and 12,600 RSUs which have not yet vested. Starting in 2007, Mr. E. Corasanti also began receiving the accrued deferred compensation benefit that he would otherwise have received had he retired as of December 31, 2006. The deferred compensation payout is being paid over ten years and is valued at $3,698,905 as of December 31, 2012. In addition, Mr. E. Corasanti is entitled to certain benefits under his prior employment agreement, including health insurance, pension, disability and other benefits generally available to all Company employees, as well as the continuation of certain perquisites such as an automobile allowance, club memberships and life and health insurance benefits during Mr. E. Corasanti’s life and the life of his wife.

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Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $1,708,447 for the benefit of Mr. E. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. E. Corasanti, and at December 31, 2012, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $281,272. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski establishes the compensation plans and specific compensation levels for Joseph J. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee. Eugene R. Corasanti is the Chairman of the Board of Directors. Joseph J. Corasanti, the President and Chief Executive Officer of the Company, also serves as a director of the Company, an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

The Company employs the following persons who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Director(s) to whom Employee is Related	Relationship of Employee to Officer
David Corasanti, Marketing	Eugene R. Corasanti	Son
Manager, Endosurgery	Joseph J. Corasanti	Brother

Alan Rust, Corporate Distribution Director	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $127,000 to $181,000 during 2012.

In March 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee. Under the policy, such related-person transactions must be approved or ratified by the Audit Committee. Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs. The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board. Related persons include any of our directors or executive officers and their family members.

In considering whether to approve or ratify any related-person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

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To identify related-person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors’ and officers’ insurance policies with St. Paul Mercury Insurance Company, Federal Insurance Company, Illinois National Insurance Company and Liberty Insurance Underwriters Inc. covering the period from May 31, 2012 through May 31, 2013 at a total cost of $398,152 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2012, including financial statements, is being furnished with this proxy statement to shareholders of record on April 3, 2013. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 3, 2013, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the NEOs and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eugene R. Corasanti (1)	107,901	*
Joseph J. Corasanti (2)	597,002	2.08
Bruce F. Daniels (3)	15,952	*
Joseph G. Darling (4)	31,655	*
Jo Ann Golden (5)	21,913	*
Daniel S. Jonas (6)	47,129	*
Stephen M. Mandia (7)	33,550	*
Luke A. Pomilio (8)	83,720	*
Stuart J. Schwartz (9)	20,500	*
Robert D. Shallish, Jr. (10)	103,371	*
Mark E. Tryniski (11)	22,800	*
Directors and executive officers as a group (14 persons) (12)	1,221,516	4.25
Heartland Advisors, Inc. (13) 789 North Water Street Milwaukee, WI 53202	2,378,137	8.27
Cramer Rosenthal McGlynn, LLC (14) 520 Madison Ave. New York, NY 10022	1,915,792	6.66
Dimensional Fund Advisors LP (15) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,399,016	8.35
Artisan Partners Holdings LP (16) 875 East Wisconsin Ave. Suite 800 Milwaukee, WI 53202	1,490,157	5.18
BlackRock, Inc. (17) 40 East 52nd Street New York, NY 10022	2,408,942	8.38
The Vanguard Group, Inc. (18) 100 Vanguard Blvd. Malvern, PA 19355	1,651,453	5.74

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525 French Road, Utica, New York 13502

•	*	Less than 1%.

(1)	Includes 22,000 options and SARs exercisable within 60 days, and 7,400 RSUs vesting within 60 days. Also includes 8,787 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares. Eugene R. Corasanti is the father of Joseph J. Corasanti.
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(2)	Includes 469,500 options and SARs, exercisable within 60 days, and 29,000 RSUs vesting within 60 days. Also includes 750 shares owned beneficially by the wife and 2,100 shares owned beneficially by the children of Joseph J. Corasanti. Joseph J. Corasanti disclaims beneficial ownership of these shares. Joseph J. Corasanti is the son of Eugene R. Corasanti.
(3)	Includes 10,000 options and SARs exercisable within 60 days and 3,400 RSUs vesting within 60 days.
(4)	Includes 20,000 SARs exercisable within 60 days and 8,800 RSU s and PSUs vesting within 60 days.
(5)	Includes 12,000 options and SARs exercisable within 60 days and 3,400 RSUs vesting within 60 days.
(6)	Includes 37,000 options and SARs exercisable within 60 days and 4,000 RSUs vesting within 60 days.
(7)	Includes 14,500 options and SARs exercisable within 60 days and 3,400 RSUs vesting within 60 days.
(8)	Includes 63,000 options and SARs exercisable within 60 days and 5,000 RSUs vesting within 60 days.
(9)	Includes 12,500 options and SARs exercisable within 60 days and 3,400 RSUs vesting within 60 days.
(10)	Includes 58,200 options and SARs exercisable within 60 days and 5,200 RSUs vesting within 60 days.
(11)	Includes 10,000 SARs exercisable within 60 days and 3,400 RSUs vesting within 60 days.
(12)	Includes 803,200 options and SARs exercisable within 60 days and 86,710 RSUs and PSUs vesting within 60 days held by the Directors, NEOs and the executive officers of the Company. Such 889,910 shares are equal to approximately 3.10% of the Common Stock outstanding. As of April 3, 2013 the Company’s directors and executive officers as a group (14 persons) are the beneficial owners of 331,606 shares which is approximately 1.15% of the Common Stock outstanding.
(13)	An Amendment to Schedule 13G filed with the SEC by Heartland Advisors, Inc. on February 7, 2013 indicates beneficial ownership of 2,378,137 shares of Common Stock by virtue of having shared voting power over 2,378,137 shares of Common Stock and shared power to dispose of 2,378,137 shares of Common Stock in its role as investment advisors for certain funds.
(14)	An Amendment to Schedule 13G filed with the SEC by Cramer Rosenthal McGlynn LLC on February 11, 2013 indicates beneficial ownership of 1,915,792 shares of Common Stock by virtue of having sole voting power over 1,889,283 shares of Common Stock and sole power to dispose of 1,915,792 shares of Common Stock in its role as investment advisors for certain funds.
(15)	An Amendment to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2013 indicates beneficial ownership of 2,399,016 shares of Common Stock by virtue of having sole power to vote over 2,369,178 shares and sole power to dispose of 2,399,016 shares of Common Stock.
(16)	An Amendment to Schedule 13G filed with the SEC by Artisan Partners Holdings LP and certain other persons on February 7, 2013 indicates that (1) Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler beneficially own 1,490,157 shares of Common Stock by virtue of having shared voting power over 1,408,959 shares of Common Stock and shared power to dispose of 1,490,157 shares of Common Stock and (2) Artisan Partners Funds, Inc. beneficially owns 962,659 shares of Common Stock by virtue of having shared voting power over 962,659 shares of Common Stock and shared power to dispose of 962,659 shares of Common Stock. According to the Schedule 13G, the shares of Common Stock reported therein have been acquired on behalf of discretionary clients of Artisan Partners, including 962,659 shares of Common Stock on behalf of Artisan Partners Funds, Inc..
(17)	An Amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on February 4, 2013 indicates beneficial ownership of 2,408,942 shares of Common Stock by virtue of having sole voting power over 2,408,942 shares of Common Stock and sole power to dispose of 2,408,942 shares of Common Stock in its role as investment advisor for certain funds.
(18)	A Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 7, 2013 indicates beneficial ownership of 1,651,453 shares of Common Stock by virtue of having sole voting power over 45,331 shares of Common Stock, sole power to dispose of 1,607,722 shares of Common Stock and shared power to dispose of 43,731 shares of Common Stock.

On April 3, 2013, there were 755 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2012, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2013. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/2982 2982 ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Company's Proxy Statement for the 2013 Annual Meeting of Shareholders, the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2012 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at http://www.cfpproxy.com/2982. The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on April 3, 2013, at the Annual Meeting of Shareholders to be held May 23, 2013, and at any adjournment thereof. IMPORTANT ANNUAL MEETING INFORMATION PLEASE MARK VOTES X AS IN THIS EXAMPLE REVOCABLE PROXY CONMED CORPORATION Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons. With- For All For hold Except (1) Election of directors NOMINEES: Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below. FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE For Against Abstain (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2013. (3) Advisory vote on executive compensation. (4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof. All as more particularly described in the Company's Proxy Statement, dated April 10, 2013 (the "Company's Proxy Statement"), relating to such meeting, receipt of which is hereby acknowledged. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof. For Against Abstain Mark here for address change. __________________________________________________________ __________________________________________________________ __________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2013. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/2982 7304 ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Company's Proxy Statement for the 2013 Annual Meeting of Shareholders, the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2012 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at http://www.cfpproxy.com/2982. The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on April 3, 2013, at the Annual Meeting of Shareholders to be held May 23, 2013, and at any adjournment thereof. IMPORTANT ANNUAL MEETING INFORMATION PLEASE MARK VOTES X AS IN THIS EXAMPLE REVOCABLE PROXY CONMED CORPORATION Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons. With- For All For hold Except (1) Election of directors NOMINEES: Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below. FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE For Against Abstain (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2013. (3) Advisory vote on executive compensation. (4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof. All as more particularly described in the Company's Proxy Statement, dated April 10, 2013 (the "Company's Proxy Statement"), relating to such meeting, receipt of which is hereby acknowledged. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof. For Against Abstain Mark here for address change. __________________________________________________________ __________________________________________________________ __________________________________________________________ 401 (k)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2013. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/2982 7603 ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Company's Proxy Statement for the 2013 Annual Meeting of Shareholders, the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2012 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at http://www.cfpproxy.com/2982. The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on April 3, 2013, at the Annual Meeting of Shareholders to be held May 23, 2013, and at any adjournment thereof. IMPORTANT ANNUAL MEETING INFORMATION PLEASE MARK VOTES X AS IN THIS EXAMPLE REVOCABLE PROXY CONMED CORPORATION Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons. With- For All For hold Except (1) Election of directors NOMINEES: Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below. FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE For Against Abstain (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2013. (3) Advisory vote on executive compensation. (4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof. All as more particularly described in the Company's Proxy Statement, dated April 10, 2013 (the "Company's Proxy Statement"), relating to such meeting, receipt of which is hereby acknowledged. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof. For Against Abstain Mark here for address change. __________________________________________________________ __________________________________________________________ __________________________________________________________ ESPP

April 10, 2013

To: Recipients of Common Stock from the Company’s Employee Stock Purchase Plan

As described in the attached materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of ConMed Corporation (the “Company”). We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company granted to you pursuant to the Employee Stock Purchase Plan (the “Plan”) will be voted.

Enclosed with this letter is a voting instruction ballot, which will permit you to vote the shares, granted to you. The Proxy Statement and Annual Financials are available at https://www.cfpproxy.com/2982. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Plan by marking, dating, signing and returning the enclosed voting instruction ballot, no later than May 13, 2013, to:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

The Registrar and Transfer Company will certify the totals to Solium Capital (“Solium”) for the purpose of having those shares voted by Solium.

We urge each of you to vote, as a means of participating in the governance of the affairs of the company. If your voting instructions for the shares held in the Plan are not received, the shares will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

**Please note that the enclosed material relates only to those shares which have been granted to you under the Employee Stock Purchase Plan. You will receive separate voting material for shares related to other plans that are voted independently from this ballot.

Sincerely,

Joseph J. Corasanti

President and Chief Executive Officer